Exhibit 99.1
Intapp Announces Second Quarter Fiscal Year 2026 Financial Results
•Second quarter SaaS revenue of $102.5 million, up 28% year-over-year
•Cloud annual recurring revenue (“ARR”) of $433.6 million, up 31% year-over-year
•Trailing twelve months’ cloud net revenue retention rate as of December 31, 2025 was 124%
PALO ALTO, Calif., February 3, 2026 – Intapp, Inc. (NASDAQ: INTA), a leading global provider of AI-powered solutions for professionals at advisory, capital markets, and legal firms, announced financial results for its fiscal second quarter ended December 31, 2025. Intapp also provided its outlook for the third quarter and the full fiscal year 2026.
“I am pleased to report our strong second quarter which was supported by the addition of new clients and the expansion of existing client accounts,” said John Hall, CEO of Intapp. “Our results reflect our proficiency in serving enterprise clients, our growing partner ecosystem, and demand for our new AI-driven solutions in the highly-regulated industries we serve.”
Second Quarter of Fiscal Year 2026 Financial Highlights
•SaaS revenue was $102.5 million, a 28% year-over-year increase compared to the second quarter of fiscal year 2025.
•Total revenue was $140.2 million, a 16% year-over-year increase compared to the second quarter of fiscal year 2025.
•Cloud ARR was $433.6 million as of December 31, 2025, a 31% year-over-year increase compared to Cloud ARR as of December 31, 2024. Cloud ARR represented 81% of total ARR as of December 31, 2025, compared to 76% as of December 31, 2024.
•Total ARR was $535.0 million as of December 31, 2025, a 22% year-over-year increase compared to total ARR as of December 31, 2024.
•GAAP operating loss was $(7.2) million, compared to a GAAP operating loss of $(10.2) million in the second quarter of fiscal year 2025.
•Non-GAAP operating income was $27.7 million, compared to a non-GAAP operating income of $18.9 million in the second quarter of fiscal year 2025.
•GAAP net loss was $(5.9) million, compared to a GAAP net loss of $(10.2) million in the second quarter of fiscal year 2025.
•Non-GAAP net income was $27.6 million, compared to a non-GAAP net income of $17.4 million in the second quarter of fiscal year 2025.
•GAAP net loss per share was $(0.07), compared to a GAAP net loss per share of $(0.13) in the second quarter of fiscal year 2025.
•Non-GAAP diluted net income per share was $0.33, compared to a non-GAAP diluted net income per share of $0.21 in the second quarter of fiscal year 2025.
•Cash and cash equivalents were $191.2 million as of December 31, 2025, compared to $313.1 million as of June 30, 2025.

•For the six months ended December 31, 2025, net cash provided by operating activities was $36.7 million, compared to net cash provided by operating activities of $49.7 million for the six months ended December 31, 2024.
•For the six months ended December 31, 2025, we repurchased 3.4 million shares of our common stock for an aggregate amount of $150.1 million, including broker fees.
Business Highlights
•As of December 31, 2025, we served more than 2,750 clients, 834 of which each had contracts greater than $100,000 of ARR.
•We upsold and cross-sold our existing clients such that our trailing twelve months’ cloud net revenue retention rate as of December 31, 2025 was 124%.
•We continued to add new clients and expand existing accounts including accounting firm Ostberg Sinclair and law firm Buchanan Ingersoll & Rooney.
•Intapp DealCloud was named Deal Origination Solution of the Year: Credit at the 2025 Private Equity Wire U.S. Awards.

Fiscal 2026 Outlook
	Third Quarter	Fiscal Year
(in millions, except per share data)
SaaS revenue	$105.0 - $106.0	$415.0 - $419.0
Total revenue	$143.8 - $144.8	$570.3 - $574.3
Non-GAAP operating income	$23.1 - $24.1	$99.9 - $103.9
Non-GAAP diluted net income per share	$0.27 - $0.29	$1.20 - $1.24
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

The guidance regarding non-GAAP operating income excludes known pre-tax charges related to estimated stock-based compensation of $28.7 million for the third quarter of fiscal year 2026 and $112.6 million for fiscal year 2026 and amortization of intangible assets of $2.9 million for the third quarter of fiscal year 2026 and $10.6 million for fiscal year 2026. The guidance regarding non-GAAP diluted net income per share excludes known pre-tax charges related to estimated stock-based compensation of $0.35 per share for the third quarter of fiscal year 2026 and $1.35 per share for fiscal year 2026 and amortization of intangible assets of $0.03 per share for the third quarter of fiscal year 2026 and $0.13 per share for fiscal year 2026. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures, other than stock-based compensation and amortization of intangible assets, because certain of these reconciling items, including expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and income tax effect of non-GAAP adjustments, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.
Corporate Presentation
A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.
Webcast
Intapp will host a conference call for analysts and investors on Tuesday, February 3, 2026, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.
About Intapp
Intapp software helps professionals unlock their teams’ knowledge, relationships, and operational insights to increase value for their firms. Using the power of Applied AI, we make firm and market intelligence easy to find, understand, and use. With Intapp’s portfolio of vertical SaaS solutions, professionals can apply their collective expertise to make smarter decisions, manage risk, and increase competitive advantage. The world’s top firms — across accounting, consulting, investment banking, legal, private capital, and real assets — trust Intapp’s industry-specific platform and solutions to modernize and drive new growth.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full fiscal year 2026, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the effect on our customers of the imposition of additional tariffs, duties, or taxes, changes to existing trade agreements, and other charges or barriers to trade and any resulting impact to global stock markets, foreign currency exchange rates, and existing inflationary pressures; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage the implementation of AI into our products and services and to comply with U.S. and global laws and regulations regarding AI; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and the income tax effect of non-GAAP adjustments. Stock-based compensation includes the net effects of capitalization and amortization of stock-based compensation related to capitalized internal-use software costs. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Free cash flow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
Other metrics include total ARR, Cloud ARR and Cloud net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365. Cloud net revenue retention rate is the portion of our net revenue retention rate, which represents the net revenue retention of our SaaS contracts. We calculate Cloud net revenue retention by starting with the Cloud ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period Cloud ARR. We then calculate the Cloud ARR from these same clients as of the current fiscal period, or current period Cloud ARR. We then divide the current period Cloud ARR by the prior period Cloud ARR to calculate the Cloud net revenue retention.
We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and the income tax effect of non-GAAP adjustments. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.
Investor Contact
David Trone
Senior Vice President, Investor Relations
Intapp, Inc.
ir@intapp.com
Media Contact
Ali Robinson
Global Media Relations Director
Intapp, Inc.
press@intapp.com

INTAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenues:
SaaS	$102,458	$79,976	$199,982	$156,852
License	25,449	28,017	54,636	56,509
Professional services	12,301	13,216	24,617	26,653
Total revenues	140,208	121,209	279,235	240,014
Cost of revenues:
SaaS	18,242	16,292	36,102	31,610
License	1,348	1,630	2,916	3,382
Professional services	15,480	14,549	31,248	29,413
Total cost of revenues	35,070	32,471	70,266	64,405
Gross profit	105,138	88,738	208,969	175,609
Gross margin	75.0%	73.2%	74.8%	73.2%
Operating expenses:
Research and development	39,283	33,325	80,217	65,752
Sales and marketing	46,691	40,791	95,477	78,551
General and administrative	26,341	24,808	54,907	48,746
Total operating expenses	112,315	98,924	230,601	193,049
Operating loss	(7,177)	(10,186)	(21,632)	(17,440)
Interest and other income (expense), net	1,915	(202)	2,974	3,220
Net loss before income taxes	(5,262)	(10,388)	(18,658)	(14,220)
Income tax (expense) benefit	(672)	171	(1,629)	(517)
Net loss	$(5,934)	$(10,217)	$(20,287)	$(14,737)
Net loss per share, basic and diluted	$(0.07)	$(0.13)	$(0.25)	$(0.19)
Weighted-average shares used to compute net loss per share, basic and diluted	81,048	78,118	81,465	76,861

INTAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2025	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$191,152	$313,109
Restricted cash	200	200
Accounts receivable, net	119,318	89,667
Unbilled receivables, net	15,465	19,462
Other receivables, net	3,991	5,866
Prepaid expenses	11,426	11,971
Deferred commissions, current	17,844	15,605
Total current assets	359,396	455,880
Property and equipment, net	24,715	23,157
Operating lease right-of-use assets	17,713	18,139
Goodwill	326,101	326,260
Intangible assets, net	34,962	40,699
Deferred commissions, noncurrent	20,873	20,761
Other assets	11,419	9,265
Total assets	$795,179	$894,161
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,402	$16,497
Accrued compensation	36,885	51,654
Accrued expenses	7,169	12,647
Deferred revenue, net	283,073	256,994
Other current liabilities	15,193	12,066
Total current liabilities	358,722	349,858
Deferred tax liabilities	1,420	1,716
Deferred revenue, noncurrent	4,011	2,002
Operating lease liabilities, noncurrent	14,836	16,114
Other liabilities	5,941	4,706
Total liabilities	384,930	374,396
Stockholders’ equity:
Common stock	81	82
Additional paid-in capital	1,085,919	1,025,712
Accumulated other comprehensive loss	—	(630)
Accumulated deficit	(675,751)	(505,399)
Total stockholders’ equity	410,249	519,765
Total liabilities and stockholders’ equity	$795,179	$894,161

INTAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net loss	$(5,934)	$(10,217)	$(20,287)	$(14,737)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,649	4,372	9,221	8,839
Amortization of operating lease right-of-use assets	1,517	1,278	2,947	2,558
Accounts receivable allowances	361	273	828	823
Stock-based compensation	30,697	25,411	57,984	45,400
Change in fair value of contingent consideration	—	—	500	(1,004)
Deferred income taxes	(138)	(26)	(297)	(74)
Foreign currency impact from dissolution of subsidiary	—	—	799	—
Asset impairments	—	—	1,351	—
Other	38	38	76	76
Changes in operating assets and liabilities:
Accounts receivable	(58,714)	(23,742)	(30,150)	6,465
Unbilled receivables, current	2,126	(1,009)	3,997	(486)
Prepaid expenses and other assets	1,167	(2,433)	1,868	(5,001)
Deferred commissions	(2,860)	(1,832)	(2,351)	(165)
Accounts payable and accrued liabilities	2,577	185	(19,292)	(7,875)
Deferred revenue, net	47,863	32,784	28,088	15,509
Operating lease liabilities	(1,764)	(1,344)	(3,085)	(2,675)
Other liabilities	1,296	1,501	4,479	2,032
Net cash provided by operating activities	22,881	25,239	36,676	49,685
Cash Flows from Investing Activities:
Purchases of property and equipment	(664)	(62)	(1,222)	(416)
Capitalized internal-use software costs	(2,117)	(1,915)	(4,411)	(3,449)
Business combinations, net of cash acquired	—	—	(9)	(897)
Purchase of strategic investments	—	—	(2,990)	—
Net cash used in financing activities	(2,781)	(1,977)	(8,632)	(4,762)
Cash Flows from Financing Activities:
Payments for deferred offering costs	—	—	—	—
Proceeds from stock option exercises	5,332	9,666	8,134	32,584
Proceeds from employee stock purchase plan	2,153	1,970	2,153	1,970
Payments related to tax withholding for vested equity awards	(8,558)	—	(8,558)	—
Payments of contingent consideration and holdback associated with acquisitions	(1,236)	(1,023)	(1,236)	(2,410)
Repurchases of common stock	(100,046)	—	(150,068)	—
Net cash (used in) provided by financing activities	(102,355)	10,613	(149,575)	32,144
Effect of foreign currency exchange rate changes on cash and cash equivalents	(30)	(2,091)	(426)	194
Net (decrease) increase in cash, cash equivalents and restricted cash	(82,285)	31,784	(121,957)	77,261
Cash, cash equivalents and restricted cash - beginning of period	273,637	254,047	313,309	208,570
Cash, cash equivalents and restricted cash - end of period	$191,352	$285,831	$191,352	$285,831

INTAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data and percentages)
The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
Non-GAAP Gross Profit

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
GAAP gross profit	$105,138	$88,738	$208,969	$175,609
Adjusted to exclude the following:
Stock-based compensation	2,647	2,702	5,035	4,934
Amortization of intangible assets	1,710	1,509	3,421	3,080
Restructuring and other costs	—	53	74	62
Non-GAAP gross profit	$109,495	$93,002	$217,499	$183,685
Non-GAAP gross margin	78.1%	76.7%	77.9%	76.5%

Non-GAAP Operating Expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
GAAP research and development	$39,283	$33,325	$80,217	$65,752
Stock-based compensation	(8,634)	(6,800)	(16,621)	(11,424)
Expenses associated with acquisition-related contingent and deferred liabilities (1)	(605)	—	(1,680)	—
Restructuring and other costs	(75)	(113)	(440)	(162)
Non-GAAP research and development	$29,969	$26,412	$61,476	$54,166

GAAP sales and marketing	$46,691	$40,791	$95,477	$78,551
Stock-based compensation	(9,284)	(7,232)	(17,177)	(12,970)
Amortization of intangible assets	(1,102)	(1,268)	(2,202)	(2,536)
Expenses associated with acquisition-related contingent and deferred liabilities (1)	(605)	—	(1,680)	—
Restructuring and other costs	—	—	(46)	—
Non-GAAP sales and marketing	$35,700	$32,291	$74,372	$63,045

GAAP general and administrative	$26,341	$24,808	$54,907	$48,746
Stock-based compensation	(10,132)	(8,677)	(19,151)	(16,072)
Amortization of intangible assets	(57)	(163)	(114)	(326)
Expenses associated with acquisition-related contingent and deferred liabilities (1)	(57)	—	(562)	1,004
Transaction costs (2)	8	(530)	(561)	(664)
Restructuring and other costs	(10)	(64)	(133)	(236)
Asset impairments (3)	—	—	(1,351)	—
Non-GAAP general and administrative	$16,093	$15,374	$33,035	$32,452
Non-GAAP Operating Income

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
GAAP operating loss	$(7,177)	$(10,186)	$(21,632)	$(17,440)
Adjusted to exclude the following:
Stock-based compensation	30,697	25,411	57,984	45,400
Amortization of intangible assets	2,869	2,940	5,737	5,942
Expenses associated with acquisition-related contingent and deferred liabilities (1)	1,267	—	3,922	(1,004)
Transaction costs (2)	(8)	530	561	664
Restructuring and other costs	85	230	693	460
Asset impairments (3)	—	—	1,351	—
Non-GAAP operating income	$27,733	$18,925	$48,616	$34,022

Non-GAAP Net Income

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
GAAP net loss	$(5,934)	$(10,217)	$(20,287)	$(14,737)
Adjusted to exclude the following:
Stock-based compensation	30,697	25,411	57,984	45,400
Amortization of intangible assets	2,869	2,940	5,737	5,942
Expenses associated with acquisition-related contingent and deferred liabilities (1)	1,267	—	3,922	(1,004)
Transaction costs (2)	(8)	530	561	664
Restructuring and other costs	85	230	693	460
Foreign currency impact from dissolution of subsidiary	—	—	799	—
Asset impairments (3)	—	—	1,351	—
Income tax effect of non-GAAP adjustments	(1,425)	(1,489)	(2,549)	(2,513)
Non-GAAP net income	$27,551	$17,405	$48,211	$34,212

GAAP net loss per share, basic and diluted	$(0.07)	$(0.13)	$(0.25)	$(0.19)
Non-GAAP net income per share, diluted	$0.33	$0.21	$0.57	$0.41

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	81,048	78,118	81,465	76,861
Weighted-average shares used to compute non-GAAP net income per share, diluted	83,254	83,910	83,848	82,724
Free Cash Flow

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$22,881	$25,239	$36,676	$49,685
Adjusted for the following cash outlay:
Purchases of property and equipment	(664)	(62)	(1,222)	(416)
Free cash flow	$22,217	$25,177	$35,454	$49,269
(1)Consists of incremental costs, which may include, fair value adjustments on contingent liabilities and compensation expenses related to compensation arrangements entered into concurrent with the closing of an acquisition that will become payable, if at all, only upon the achievement of certain performance milestones.
(2)Consists of costs related to a legal settlement incurred in connection with an acquisition, acquisition-related transaction costs and acquisition termination costs.
(3) Consists of impairment costs related to capitalized cloud computing implementation costs from our digital transformation initiative.